Exhibit 10.2

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") dated this 17th day of September 2009

BETWEEN

                                   Jason Kropp
                                 (The "Lender")

                                                               OF THE FIRST PART

                                       AND

                             Krossobow Holding Corp.
                                (the "Borrower")

                                                              OF THE SECOND PART

IN CONSIDERATION OF the Lender loaning certain monies (the "Loan") to the Borrower, and the Borrower repaying the Loan to the Lender, both parties agree to keep, perform and fulfill the promises and conditions set out in this Agreement.

Loan Amount & Interest

     a. The Lender has loaned one thousand, seventy-nine ($1,079.00) USD to the Borrower and the Borrower promises to repay this principal amount to the lender. The loan is non-interest bearing and due upon demand.

     1. Modification: Except as otherwise provided in this document, this agreement may be modified, superseded, or voided only upon the written and signed agreement from both the Lender and the Borrower. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the agreement contained herein.

     2. Provincial Law: This Agreement shall be interpreted under, and governed by, the laws of the Province of Alberta.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing. Borrower and Lender affix their signatures hereto

Borrower                                         Lender


/s/ Jason Kropp                                  /s/ Jason Kropp
-------------------------------                  -------------------------------
Krossbow Holding Corp.                           Jason Kropp
BY: Jason Kropp                                  Dated: September 17, 2009
Title: President
Dated: September 17, 2010